UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 14, 2018

Allegheny Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 Six PPG Place, Pittsburgh, Pennsylvania	15222-5479
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(412) 394-2800

N/A
(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 14, 2018, Allegheny Technologies Incorporated (the “Company”) announced that Richard J. Harshman will retire as President and Chief Executive Officer of the Company, effective December 31, 2018.  Mr. Harshman will remain employed by the Company and continue to serve as Executive Chairman of the Board of Directors of the Company (the “Board”) until the conclusion of his current Board term coincident with the Company’s upcoming 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”), when he will retire from the Board and from his employment by the Company.  The Board appointed Diane C. Creel, who currently serves as the Company’s Lead Independent Director, to serve as the Company’s Board Chair beginning immediately upon Mr. Harshman’s retirement from the Board.

(c) Also on August 14, 2018, the Company announced that the Board has appointed Robert S. Wetherbee to serve, effective as of January 1, 2019, as President and Chief Executive Officer of the Company and as a member of the Board.  Mr. Wetherbee will serve as a Class II Director and will stand for re-election to the Board at the 2019 Annual Meeting.

Robert Wetherbee has served as President, ATI Flat Rolled Products, since April 2014.  Prior to that, Mr. Wetherbee was President and Chief Executive Officer of Minerals Technologies, Inc. from March 2013 to February 2014. From 2010 to early 2013, he served as President of ATI’s Tungsten Materials business, which the Company sold in late 2013.  Prior to joining ATI, he spent 29 years at Alcoa Inc. in a variety of operational leadership roles, most recently serving as Alcoa’s Vice President of Market Strategy.

In his role as President and Chief Executive Officer, Mr. Wetherbee’s base annual salary will be increased to $825,000, and he will have a 2019 target award opportunity under the Company’s Annual Incentive Plan equal to 100% of his base salary.  Additionally, in 2019 Mr. Wetherbee will receive an annual equity award under the Company’s Long-Term Incentive Plan with a grant-date target value equal to approximately 360% of his base salary, comprised 70% of performance-vested restricted stock units and 30% of time-vested restricted stock units, consistent with the Company’s current executive compensation programs, and will continue to be eligible to participate in the Company’s other benefit programs.

The Company issued a press release on August 14, 2018 regarding these matters. The press release is set forth in its entirety and attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.        Exhibit

(d)	Exhibit 99.1	Press release dated August 14, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED

		By:	/s/ Elliot S. Davis
Elliot S. Davis
Senior Vice President, General Counsel,
Chief Compliance Officer and Corporate Secretary

Dated:	August 14, 2018